Exhibit 10.2

MERIDIAN BIOSCIENCE, INC.
OFFICERS COMPENSATION PLAN
FISCAL YEAR 2005

I.     PURPOSE

        The purpose of this Plan is to define a mechanism for stimulating and rewarding the achievement of aggressive business goals, as agreed to by the Board of Directors.

II.     SCOPE

        This Plan includes operating officers of the Company.

III.     GOALS

          1.        To provide an objective means of stimulating and rewarding performance based upon meeting specific business achievement levels.

          2.        To provide a mechanism for rewarding individual performance based upon his/her contribution to the attainment of those achievement levels.

IV.     ELIGIBILITY REQUIREMENTS

          1.        Employees hired after March 31, 2006 are not eligible to receive a bonus.

          2.        Employees hired after October 1, 2005 but before March 31, 2006 are eligible for a pro-rated bonus.

          3.        Employees who terminate before September 30, 2006 are normally ineligible. Also, employees must be on the payroll on the date the bonus checks are distributed.

V.     BONUS CALCULATIONS

          A.        Potential Payout

Corporate Achievement Level	FY2005 Company Earnings (000)	Officers Payout (A) (% of Base Salary)
1		10%
2		20%
3		30%
4		40%
5		50%
6		60%

          B.         Personal Achievement**

Rating	Multiplier(B)
1	0.5
2	1.0
3	1.25
4	1.5
5	2.x

          C.         Calculation

Base Salary X Corporate Achievement Level % (A) X Personal Achievement Multiplier (B)

        Item A excludes the positive and negative effects associated with extraordinary developments. In the event of an acquisition during the Plan year, restructuring, purchase accounting and extraordinary charges associated with such acquisitions will be added back to actual net earnings achieved to determine net earnings for bonus payout. If the acquisition provides accretive earnings, this will be included for purposes of bonus calculations as a means to incent management to pursue accretive acquisitions and in recognition of the significant time and effort necessary to complete such acquisitions. Furthermore, upon completion of acquisitions, the interest income assumed in the plan will be adjusted to reflect cash used.

          D.        Deferral of Bonus Payment

        Officers may elect to defer payment of any bonuses to January 15, 2007. Such election must be made in writing prior to March 31, 2006.

        **The Compensation Committee of the Board of Directors reserves the right to adjust the Personal Achievement Multiplier above the range indicated for extraordinary developments.